NATIONAL HEALTHCARE CORPORATION
                        -----------------
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD MAY 24, 2000

To Our Stockholders:

     We cordially invite you to attend the Annual Meeting of the Stockholders (the "Meeting") of National HealthCare Corporation (the "Company"). The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Wednesday, May 24, 2000, at 5:00 p.m. C.D.T., for the following purposes:

     1.   To re-elect two directors;

     2. To ratify the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 2000;
and

     3. To transact such other business as may properly come before the meeting or any continuances of it.

     The nominees for re-election as directors are Olin O.
Williams and Robert G. Adams. They currently serve as directors of the Company.

     The Board of Directors has fixed the close of business on Friday, February 25, 2000, as the record date for the determination of stockholders who are entitled to vote at the Meeting, including any continuances.

     We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Dr. Williams and Mr. Adams as directors and FOR ratification of the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 2000. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

                         By Order of the Board of Directors

                         Richard F. LaRoche, Jr.
April 7, 2000                 Secretary
Murfreesboro, Tennessee



                NATIONAL HEALTHCARE CORPORATION
                        100 Vine Street
                 Murfreesboro, Tennessee 37130

                        PROXY STATEMENT

               ANNUAL MEETING OF THE STOCKHOLDERS

                    TO BE HELD MAY 24, 2000

     The accompanying proxy is solicited by the Board of Directors of National HealthCare Corporation (the "Company") to be voted at the Annual Meeting of the Stockholders (the "Meeting") to be held on Wednesday, May 24, 2000, commencing at 5:00 p.m. C.D.T. and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about April 7, 2000, to all stockholders of record on February 25, 2000.

     A copy of the Annual Report of the Company for the year ended December 31, 1999, including financial statements, is also enclosed. ADDITIONALLY, AND UPON YOUR WRITTEN REQUEST, WE WILL PROVIDE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO RICHARD
F. LaROCHE, JR., SECRETARY, 100 VINE STREET, MURFREESBORO, TENNESSEE 37130. THERE IS NO CHARGE FOR THIS REPORT.

     You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) a proxy from you with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on Proposals I and II will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors, while the ratification of the appointment of the Company's independent accountants requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on February 25, 2000 as the record date. The outstanding voting securities of the Company as of December 31, 1999, consisted of 11,429,844 shares of common stock, par value $.01 per share ("Common Stock"). Stockholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission. Except as set forth below, on December 31, 1999 no person was known to us to own beneficially more than 5% of the outstanding Common Stock:


                              Shares              Percent of
                              Beneficially        Outstanding
                              Owned on            Shares on
Name and Address              12/31/99            12/31/99
-------------------------------------------------------------
National Health               1,271,147             11.1%
Corporation
P. O. Box 1398
Murfreesboro, TN 37133

W. Andrew Adams               1,122,064              9.8%
100 Vine Street
Murfreesboro, TN 37130

1818 Fund II                    710,155              6.2%
59 Wall Street
New York, NY 10005

Nicholas Company, Inc.,       2,652,504 (1)         23.2%
Nicholas Fund, Inc.,
and Albert O. Nicholas
700 North Water Street
Milwaukee, WI 53202
--------------
(1) 1,109,452 shares are owned by Nicholas Company, Inc.,
1,099,452 shares are owned by Nicholas Fund, Inc. and 443,600 shares are owned by Albert O. Nicholas as reported to the SEC on Form 13G.


                            PROPOSAL I

                      ELECTION OF DIRECTORS

     Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the May 24, 2000 Meeting, two directors will be elected to hold office each for a term of three years or until their successors are elected and qualified.

     The nominees for election at the Meeting are Olin O.
Williams and Robert G. Adams, currently directors of the Company.
Unless authority to vote for the election of directors has been specifically withheld, your proxyholder intends to vote for the election of Dr. Williams and Mr. Adams to hold office as directors.

     If a nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxyholder.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.


     The following is information about the nominees, other board members, and executive officers:


                                                  Common
                                                  Stock          Percent of
                                   Expiration     Beneficially   Shares
                                   Of term as     Owned at       Outstanding
Name                Age  Position  Director       12/31/99 <1>   12/31/99
----------------------------------------------------------------------------

W. Andrew Adams     54   Director     2002        1,122,064       9.8%
                         & President

Robert G. Adams     53   Director &   2000          481,432       4.2%
                         Sr. V.P.

Ernest G.           59   Director     2002          199,320       1.7%
Burgess III

Richard F.          54   Sr. V.P. &                 430,440       3.8%
LaRoche, Jr.             Secretary

Lawrence C.         57   Director     2001          710,155       6.2%
Tucker <2>

J. K. Twilla        73   Director     2001           93,392        *

Olin O. Williams    69   Director     2000          152,345       1.3%

All Directors and Exec.
Officers as a group (7 people)                    3,189,148      27.9%
-------------
*Less than 1%

<1> Assumes exercise of stock options and convertible
subordinated debentures outstanding. See "Option Plans." Included in the amounts above are 25,000 shares to Mr. Burgess, 20,000 shares to Mr. Tucker, 30,000 shares to Dr. Twilla, and 25,000 shares to Dr. Williams, of which all may be acquired upon the exercise of stock options granted under the Company's1994 and 1997 Stock Option Plans.

<2> Mr. Tucker, as a general partner of the 1818 Fund II, is attributed the ownership of the 1818 Fund II shares, but does not claim beneficial ownership thereof. Otherwise, all shares are owned beneficially with sole voting and investment power.


   Drs. J. K. Twilla and Olin O. Williams have been physicians in private practice in Tennessee for more than 25 years each and are now retired. Dr. Williams currently serves on the Board of the Bank of Murfreesboro, headquartered in Murfreesboro, Tennessee. Both serve on the Board of Directors of National Health Realty, Inc.

   Ernest G. Burgess, III is retired Senior Vice President of
NHC. He has an M.S. degree from the University of Tennessee, and serves on the Board of Directors of National Health Realty, Inc.

   Robert G. Adams (Senior Vice President and Director) has served both as an Administrator and a Regional Vice President, holding the last position from 1977 to 1985. Mr. Adams has a B.S. Degree from Middle Tennessee State University. He is Chief Operating Officer of the Company and also serves on the Board of National Health Realty, Inc.

   W. Andrew Adams has been President since 1974 and served as Vice President between 1972 and 1974. He currently serves on the Multi-facility Committee of the American Health Care Association. Mr. Adams has an MBA degree from Middle Tennessee State University. He serves on the Board of Trust of David Lipscomb University, Nashville, Tennessee, is President and on the Board of Directors of National Health Investors, Inc. and National Health Realty, Inc., and serves on the Board of Directors of SunTrust Bank, Nashville.

   Richard F. LaRoche, Jr. (Senior Vice President) has been Secretary of the Company since 1974 and General Counsel since 1971. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. His responsibilities include legal affairs, acquisitions, and finance. Mr. LaRoche also serves as a director, Vice President and Secretary of National Health Investors, Inc. and as Vice President and Secretary of National Health Realty, Inc.

   Mr. Tucker has been with Brown Brothers Harriman & Co. (BBH
& Co.), private bankers, for 33 years and became a General Partner of the firm in January 1979. He serves on the firm's steering committee as well as being responsible for the corporate finance activities, which include management of the 1818 Fund, private equity investing partnerships with committed capital exceeding $1.5 billion. He is a director of MCI WorldCom, Inc., Riverwood International Corporation, VAALCO Energy Inc., world Access, Inc., National Equipment Services, US Unwired, Inc. and the MCI WorldCom Investment Fund.

Board of Directors and Committees of the Board

   The Board of Directors held 5 meetings during 1999. All directors were present at the meetings (except for one director missing one meeting) of the Board and of committees on which they served. The Board as a whole serves as the Audit Committee, and the Compensation Committee is comprised of non-employee directors (Mr. Burgess, Mr. Tucker, Drs. Twilla and Williams).

   The Audit Committee, which met one time in 1999, selects the Company's independent accountants, fixes the compensation to be paid to such accountants, reports to the Board with respect to the scope of audit procedures and determines compliance as to the Company's policies and procedures.



        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                     AND CERTAIN TRANSACTIONS
Cash Compensation

   Directors not affiliated with NHC receive compensation for their Board service in the amount of $2,500 per meeting attended. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

   The Company's executive officers were compensated per the following Table I.

                             TABLE I
                 NATIONAL HEALTHCARE CORPORATION
                    SUMMARY COMPENSATION TABLE
                           1997 - 1999
                                             Long Term
                                             Compen-
Annual Compensation <F1>                     Sation
--------------------------------------------------------------------------
   (a)         (b)     (c)         (d)       (e)       (f)(g)(h)   (i)
                                             Other     <F4>        All
                                             Annual                Other
Name and                                     Compen-               Compen-
Principal              Salary      Bonus     sation                sation
Position       Year    ($)         ($)<F2>   ($)<F3>               ($)
--------------------------------------------------------------------------
W. Andrew      1999    113,313        <F5>    2,932       -0-       -0-
Adams, Pres.   1998    109,478     155,225    4,714       -0-       -0-
& CEO          1997    126,806   1,786,842   26,115       -0-       -0-

Robert G.      1999    140,940        <F5>    6,607       -0-       -0-
Adams, Sr.     1998    140,779     102,000    9,889       -0-       -0-
V.P. & COO     1997    140,553     883,626    3,817       -0-       -0-

Richard F.     1999    127,802        <F5>    2,782       -0-       -0-
LaRoche, Jr.,  1998    126,588     102,975   18,034       -0-       -0-
Sr. V.P. &     1997    135,159   1,086,355   14,904       -0-       -0-
Secr.


<F1> Compensation deferred at the election of an executive has been included in columns (c) and (d).

<F2> These officers may also receive bonuses from National Health
Investors, Inc. and National Health Realty, Inc. which are disclosed in those Company's Form 10-K and/or proxy statements.

<F3> Includes (a) life insurance benefit, (b) 401(k) matching contribution, (c) non qualified deferred compensation matching contribution, (d) ESOP contribution.

<F4> These officers received stock options from National Health
Investors, Inc. in 1993, 1995, 1997, and 1999 and stock options from National Health Realty, Inc. in 1999, which are disclosed in those Companies' Forms 10-K. No other Restricted Stock Awards, Options/SARs, or LTIP Payouts were given in 1996, 1997, 1998, or 1999.

<F5> No bonuses have been declared or paid for 1999.


Director and Officer Options

   The 1994 Unit Option Plan provided for an automatic grant to each non-employee director of an option to purchase 5,000 Units of Limited Partnership on the date of the Annual Unitholder's Meeting at the then fair market value. The 1997 Stock Option Plan increased that number to 10,000 shares per Annual Meeting of the Shareholders. All options which have been granted to employees have been exercised under the 1994 Unit Option Plan, but of the 1,000,000 shares available under the 1997 Plan, 920,000 are available for grant.

   Both plans permit options to be exercised for cash or by surrender of shares of Common Stock of the Company (or Units of Limited Partnership Interest) valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under either plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

   Pursuant to the automatic grant provisions of the plans, the four non-employee (or outside) directors have each received options to purchase shares at $25.75 per share in 1994, $24.88 in 1995, $38.63 in 1996, $30.75 in 1997, $39.88 in 1998, and $9.375
in 1999. The outside directors have exercised all of the 1994 grants, all but 5,000 of the 1995 grants, all of the 1996 grants, and none of the 1997, 1998 or 1999 grants.

   Tables A and B set forth information regarding options which are outstanding, granted or exercised under the 1994 Unit Option Plan and the 1997 Stock Option Plan as of December 31, 1999, for the Company's three executive officers. Table C sets forth information regarding options outstanding and exercised during 1999 for the executive officers, all outside directors and all other NHC employees as a group. The Company has not granted any SARs.

                             TABLE A
         Option/SAR Grants in Last Fiscal Year [12-31-99]

                                                            Potential
                                                            Realizable
                                                            Value at
                                                            Assumed Annual
                                                            Rates of
                                                            Stock Price
                                                            Appreciation
                                                            for Option
                 Individual Grants                          Term
--------------------------------------------------------------------------
                                Percent
                    Number of   of Total
                    Securities  Options/
                    underlying  SARs
                    option/     Granted to  Exercise
                    SARS        Employees   of Base   Expir-
                    Granted     in Fiscal   Price     ation    5%   10%
                      (#)        Year       ($/Sh)    Date     ($)  ($)
--------------------------------------------------------------------------
W. Andrew Adams      -0-           -          -0-       -       -    -
Robert G. Adams      -0-           -          -0-       -       -    -
Richard F.           -0-           -          -0-       -       -    -
  LaRoche,Jr.



                             TABLE B
       Aggregated Option/SAR Exercises in Last Fiscal Year
                   and FY-End Option/SAR Values

                                       Number of
                                       Securities    Value of
                                       Underlying    Unexercised
                                       Unexercised   in-the-Money
                                       Options/      Options/
                                       SARs at       SARs at
                 Shares                Fiscal Year-  Fiscal Year-
                 Acquired     Value     End (#)       End($)
                 on Exercise  Realized  Exercisable   Exercisable
Name             (#)          ($)
-----------------------------------------------------------------
W. Andrew Adams     -0-         -0-        -0-           -0-
Robert G. Adams     -0-         -0-        -0-           -0-
Richard F.          -0-         -0-        -0-           -0-
  LaRoche, Jr.



                            TABLE C

                     Shares              Options
                     Under     Expir-    Exer-    Remain-    Exer-
Name of              Option:   ation     cised     ing       cise
Participant          1999      Date      1999     Options    Price
-------------------------------------------------------------------

W. Andrew Adams         -0-      -        -0-        -0-         -
Richard F. LaRoche,     -0-      -        -0-        -0-         -
  Jr.
Robert G. Adams         -0-      -        -0-        -0-         -

All Executive
Officers (3 persons)    -0-      -        -0-        -0-         -

All Directors         5,000   3/15/00     -0-      5,000    $16.567
(4 persons)          15,000   3/19/02     -0-     15,000     30.75
                     40,000    1/4/03     -0-     40,000     39.88
                     40,000   4/26/04     -0-     40,000      9.375

All Other NHC           -0-       -       -0-        -0-         -
Employees


   The Company's grant or issuance of an incentive stock option under both the 1994 Unit Option Plan and the 1997 Stock Option Plan have no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

   After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the Spread. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

   If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

   The 1994 Plan also provided that the Company could finance the exercise of any Options by the acceptance of the Optionholder's full recourse Promissory Note bearing interest at a fixed rate equal to 2.5% below New York Prime on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The notes are secured by Shares having a fair market value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, the notes required the pledge of additional Shares or for reduction in the principal of the note at any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note. The below table indicates the current amount of loans outstanding by directors of NHC individually and by all designated NHC employees collectively as of December 31, 1999.


                           Current Loan        Maximum Loan
                           Outstanding         Outstanding
-----------------------------------------------------------
W. Andrew Adams             $1,641,920          $4,101,131
Robert G. Adams              1,206,950           2,426,309
Richard F. LaRoche, Jr.      1,181,200           2,418,076
Ernest G. Burgess III          802,030           1,309,368
J. K. Twilla                       ---             169,750
Lawrence C. Tucker                 ---                 ---
Olin O. Williams               369,000             679,462
                             ---------          ----------
All Executive Officers      $5,201,100         $11,104,096
& Directors as a Group (7)



Section 16(a) Disclosure Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

   To the Company's knowledge, based solely on the review of the copies of such forms received by it, the Company believes that during 1999 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and filed.

Comparison of Cumulative Total Return

   The Company's cumulative total return as compared with the S
& P 500 Index and HealthCare-Misc. Index is shown in the graph on the last page of this proxy statement.


                          PROPOSAL II

                RATIFICATION OF APPOINTMENT OF AND
         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company has selected Arthur Andersen LLP as its independent auditors for fiscal year ending December 31, 2000.
Although a stockholder vote is not required, the Board would like the approval of stockholders for this appointment. Arthur
Andersen LLP audited the Company's financial statements for the year ended December 31, 1999.

   If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be reconsidered by the Board of Directors, although the Board of Directors would not be required to select different independent accountants for the Company. The Board of Directors retains the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by the Company's stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent accountants.

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" PROPOSAL II.

                     STOCKHOLDER PROPOSALS

   October 1, 2000 is the date by which proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                     EXPENSES OF SOLICITATION

   The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

                         OTHER MATTERS

   The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.


                            s/Richard F. LaRoche, Jr.
                            -----------------------------
                            Richard F. LaRoche, Jr., Secretary

April 7, 2000
Murfreesboro, Tennessee




           NATIONAL HEALTHCARE CORPORATION
        COMPARISON OF CUMULATIVE TOTAL RETURN*

               1995     1996    1997    1998    1999
-----------------------------------------------------
NHC             100    118.0   159.2    79.8    40.4
S & P 500       100    122.9   164.0   210.9   255.2
HC Long-Term    100    111.3   147.0    68.0    29.6

*Assumes $100 inv. 12/31/95 in NHC, S&P 500 and Health Care Long-term